                                                                    EXHIBIT 16.1

                                                            NELSON LAMBSON & CO.
                                                               Business Advisors
                                                    Certified Public Accountants


We have read and agree with the comments under Change in Independent Auditors appearing in the Prospectus, which is part of this registration statement on Form S-1 of Alliance Medical Corporation dated August 22, 2001.

/s/ Nelson Lambson & Co.

NELSON LAMBSON & CO., PLC

Mesa, Arizona
August 22, 2001



   Nelson Lambson & Co., PLC - 77 West University Drive - Mesa, Arizona 85201
            480 831-6030 - Fax 480 644-9877 - www.nelsonlambson.com
                   AN INDEPENDENT MEMBER OF BKR INTERNATIONAL